    As filed with the Securities and Exchange Commission on October 9, 2001


                                                      Registration No. 333-65246

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               LENNAR CORPORATION
               Co-registrants are listed on the following pages.
             (Exact Name of Registrant as Specified in Its Charter)



            Delaware                           1531                         95-4337490
(State or Other Jurisdiction of    (Primary Standard Industrial          (I.R.S. Employer
 Incorporation or Organization)     Classification Code Number)         Identification No.)


                                                             David B. McCain, Esq.
                                                      Vice President and General Counsel
                                                             Lennar Corporation
      700 Northwest 107th Avenue                           700 Northwest 107th Avenue
         Miami, Florida 33172                                 Miami, Florida 33172
            (305) 559-4000                                       (305) 559-4000
  (Address, including zip code, and telephone         (Name, address, including zip code, and
        number, including area code, of              telephone number, including area code, of
   registrant's principal executive offices)                    agent for service)

                                 With copies to:
                            David W. Bernstein, Esq.
                              Kathleen Werner, Esq.
                       Clifford Chance Rogers & Wells LLP
                                 200 Park Avenue
                            New York, New York 10166


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME FOLLOWING THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____

The following direct and indirect subsidiaries of the registrant may guarantee the debt securities and are co-registrants under this registration statement.

                                                           JURISDICTION
                                                               OF
                                                           INCORPORATION           I.R.S.
                                                               OR                 EMPLOYER
NAME OF CO-REGISTRANT                                      ORGANIZATION         IDENTIFICATION NO.
---------------------                                      ------------         ------------------

BCDC Corp.                                                 California           59-3504210
Boca Greens, Inc.                                          Florida              59-1707681
Boca Isles South Club, Inc.                                Florida              65-0456217
Bramalea California Properties, Inc.                       California           98-0087244
Bramalea California Realty, Inc.                           California           59-3504214
Bramalea California, Inc.                                  California           95-3426206
Canterbury Corporation                                     Florida              59-3236245
Clodine-Bellaire LP, Inc.                                  Nevada               91-1937380
Club Pembroke Isles, Inc.                                  Florida              65-0567595
Countryplace Golf Course, Inc.                             Texas                76-0270117
DCA NJ Realty, Inc.                                        New Jersey           22-2242815
DCA of Lake Worth, Inc.                                    Florida              59-1863953
DCA of New Jersey, Inc.                                    New Jersey           22-2285266
E.M.J.V. Corp.                                             Florida              59-3411844
Greystone Construction, Inc.                               Arizona              86-0864245
Greystone Homes of Nevada, Inc.                            Delaware             88-0412604
Greystone Homes, Inc.                                      Delaware             93-1070009
Greystone Nevada, LLC                                      Delaware             88-0412611
Harris County LP, Inc.                                     Nevada               91-1890279
Homecraft Corporation                                      Texas                76-0334090
Imperial Homes Corporation                                 Florida              76-0334117
Inactive Corporations, Inc.                                Florida              59-1275889
Kings Ridge Golf Corporation                               Florida              65-0718382
Kings Ridge Recreation Corporation                         Florida              65-0718384
Kings Wood Development Corporation                         Florida              65-0766576
Lennar Acquisition Corp. II                                California           33-0812777
Lennar Communities Development, Inc.                       Delaware             86-0262130
Lennar Communities, Inc.                                   California           33-0855007
Lennar Construction, Inc.                                  Arizona              86-0972186
Lennar Financial Services, Inc.                            Florida              65-0774024
Lennar Homes of Arizona, Inc.                              Arizona              65-0163412
Lennar Homes of California, Inc.                           California           93-1223261
Lennar Homes of Texas Land and Construction,               Texas                75-2792018
Ltd.
Lennar Homes of Texas Sales and Marketing,                 Texas                75-2792019
Ltd.
Lennar Homes, Inc.                                         Florida              59-0711505
Lennar La Paz Limited, Inc.                                California           33-0812775
Lennar La Paz, Inc.                                        California           33-0812776
Lennar Land Partners Sub II, Inc.                          Nevada               88-0429001
Lennar Land Partners Sub, Inc.                             Delaware             65-0776454
Lennar Management, Inc.                                    California           65-0626774
Lennar Nevada, Inc.                                        Nevada               88-0401445
Lennar Northland I, Inc.                                   California           33-0805080
Lennar Northland II, Inc.                                  California           33-0821001
Lennar Northland III, Inc.                                 California           33-0821002
Lennar Northland IV, Inc.                                  California           33-0821003

Lennar Northland V, Inc.                                   California           33-0836779
Lennar Northland VI, Inc.                                  California           33-0836810

                                                           JURISDICTION
                                                               OF
                                                           INCORPORATION           I.R.S.
                                                               OR                 EMPLOYER
NAME OF CO-REGISTRANT                                      ORGANIZATION         IDENTIFICATION NO.
---------------------                                      ------------         ------------------
Lennar Oceanside, LLC                                      California           33-0843358
Lennar Pacific Properties, Inc.                            Delaware             88-0412607
Lennar Pacific, Inc.                                       Delaware             88-0412608
Lennar Pacific, L.P.                                       Delaware             88-0412610
Lennar Realty, Inc.                                        Florida              59-0866794
Lennar Renaissance, Inc.                                   California           33-0726195
Lennar Sacramento, Inc.                                    California           33-0794993
Lennar Sales Corp.                                         California           95-4716082
Lennar San Jose Holdings, Inc.                             California           65-0645170
Lennar Southland I, Inc.                                   California           33-0801714
Lennar Southland II, Inc.                                  California           33-0836784
Lennar Southland III, Inc.                                 California           33-0836786
Lennar Southwest Holding Corp.                             Nevada               91-1933536
Lennar Texas Holding Company                               Texas                75-2788257
Lennar.Com, Inc.                                           Florida              65-0980149
Long Point Development Corporation                         Texas                76-0587917
Lucerne Merged Condominiums, Inc.                          Florida              65-0576452
Lundgren Bros. Construction, Inc.                          Minnesota            41-0970679
M.A.P. Builders, Inc.                                      Florida              59-1908120
Marlborough Development Corporation                        California           95-6072804
Mid-County Utilities, Inc.                                 Maryland             76-0610395
Midland Housing Industries Corp.                           California           95-2775081
Midland Investment Corporation                             California           95-2842301
Mission Viejo 12S Venture, LP                              California           33-0615197
Mission Viejo Holdings, Inc.                               California           33-0785862
North American Title Group, Inc.                           Florida              65-0764516
Oceanpointe Development Corporation                        Florida              76-0264460
Orrin Thompson Construction Company                        Minnesota            76-0334101
Orrin Thompson Homes Corp.                                 Minnesota            76-0334105
Paparone Construction Co.                                  New Jersey           76-0334106
Prairie Lake Corporation                                   Florida              76-0529840
Rancho Summit, LLC                                         California           33-0787817
REGTC, Inc.                                                Texas                76-0499633
Rivenhome Corporation                                      Florida              76-0569346
Riviera Land Corp.                                         Florida              59-1281470
Rutenberg Homes of Texas, Inc.                             Texas                76-0215995
Rutenberg Homes, Inc. (FL)                                 Florida              76-0340291
Savell Gulley Development Corporation                      Texas                76-0564056
Silver Lakes-Gateway Clubhouse, Inc.                       Florida              65-0628738
SLTC, Inc.                                                 Texas                58-2451020
Stoney Corporation                                         Florida              59-3374931
Strategic Holdings, Inc.                                   Nevada               91-1770357
Strategic Technologies Communications of                   California           95-4149805
California, Inc.
Strategic Technologies, Inc.                               Florida              65-0523605
Summerway Investment Corp.                                 Florida              76-0589471
U.S. Home Corporation                                      Delaware             52-2227619

U.S. Home of Arizona Construction Co.                      Arizona              74-2402824
U.S. Home of Colorado Real Estate, Inc.                    Colorado             76-0305947
U.S. Home Realty Corporation                               Florida              76-0327612

                                                           JURISDICTION
                                                               OF
                                                           INCORPORATION           I.R.S.
                                                               OR                 EMPLOYER
NAME OF CO-REGISTRANT                                      ORGANIZATION         IDENTIFICATION NO.
---------------------                                      ------------         ------------------
U.S.H. Realty, Inc. (MD)                                   Maryland             74-2765031
U.S. Home Realty, Inc. (TX)                                Texas                76-0136964
U.S.H. Corporation of New York                             New York             22-1995835
U.S.H. Los Prados, Inc.                                    Nevada               88-0232393
Universal Title Insurors, Inc.                             Florida              59-2114706
USH (West Lake), Inc.                                      New Jersey           22-3471278
USH Acquisition Corp.                                      Delaware             76-0604353
USH Equity Corporation                                     Nevada               76-0450341
USH Holding, Inc.                                          Delaware             76-0572706
USH Millennium Ventures Corp.                              Florida              76-0546603
USH Woodbridge, Inc.                                       Texas                76-0561576
USH/MJR, Inc.                                              Texas                76-0573246
Westchase, Inc.                                            Nevada               91-1954138
Weststone Corporation                                      Florida              74-2944437

                                  $400,000,000

                               Dated October 9, 2001


PROSPECTUS

                               LENNAR CORPORATION

                                  Common Stock
                                 Preferred Stock
                          Participating Preferred Stock
                                Depositary Shares
                                 Debt Securities
                                       and
                                    Warrants


      This prospectus relates to our common stock, preferred stock (which we may issue in one or more series), participating preferred stock, depositary shares representing shares of preferred stock, debt securities (which we may issue in one or more series and which may or may not be guaranteed by some or all of our subsidiaries, other than our subsidiaries which are mortgage or title reinsurance companies) or warrants entitling the holders to purchase common stock, preferred stock, participating preferred stock, depositary shares or debt securities, that we may offer from time to time in connection with acquisitions of companies or interests in them, businesses or assets, which are valued in connection with those transactions at not more than $400,000,000. We will determine when we enter into transactions, the amounts and types of securities we will issue in connection with particular transactions and the exchange ratios and other terms on which we will issue them. This prospectus also relates to resales of securities we issue in connection with acquisitions by the people to whom we issue them.

      Our common stock is listed on the New York Stock Exchange under the symbol "LEN."

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is October 9, 2001

FORWARD-LOOKING INFORMATION..................................................  i
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................  1
LENNAR.......................................................................  2
USE OF PROCEEDS..............................................................  2
RATIO OF EARNINGS TO FIXED CHARGES...........................................  3
PLAN OF DISTRIBUTION.........................................................  3
DESCRIPTION OF DEBT SECURITIES...............................................  4
DESCRIPTION OF WARRANTS......................................................  8
DESCRIPTION OF COMMON STOCK AND PREFERRED SHARES.............................  8
DESCRIPTION OF PARTICIPATING PREFERRED STOCK................................. 10
DESCRIPTION OF DEPOSITARY SHARES............................................  10
LEGAL MATTERS...............................................................  11
EXPERTS.....................................................................  12
INFORMATION WE FILE.........................................................  12


                           FORWARD-LOOKING INFORMATION

      We make forward-looking statements about our business in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in those forward-looking statements are reasonable, it is possible they will prove not to have been correct, particularly given the cyclical nature of the market for new homes. Among the factors which can affect our future performance are changes in interest rates, changes in demand for homes in areas in which we are developing communities, the availability and cost of land suitable for residential development, changes in the costs of labor and materials, competition, environmental factors and changes in government regulations.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      We are incorporating by reference in this prospectus important business and financial information that we file with the Securities and Exchange Commission and that we are not including in or delivering with this prospectus. As the Securities and Exchange Commission allows, incorporated documents are considered part of this prospectus, and we can disclose important information to you by referring you to those documents.

      We incorporate by reference the following documents, which we have previously filed with the Securities and Exchange Commission under the File Number 1-11749 or U.S. Home Corporation has previously filed with the Securities and Exchange Commission under the File Number 1-05899:

            (a) our Annual Reports on Form 10-K and Form 10-K/A for the fiscal year ended November 30, 2000;

            (b) our Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2001;

            (c) our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2001;

            (d)   our Current Report on Form 8-K dated May 2, 2000;

            (e)   our Current Report on Form 8-K/A dated June 30, 2000;

            (f)   our Current Report on Form 8-K dated April 3, 2001;

            (g)   our Current Report on Form 8-K dated April 4, 2001;

            (h)   our Current Report on Form 8-K dated October 5, 2001;

            (i)   our Definitive Proxy Statement dated March 9, 2001;

            (j) the description of our common stock contained in our registration statement under Section 12 of the Securities Exchange Act of 1934, as amended, as that description has been altered by amendment or reports filed for the purpose of updating that description; and

            (k) U.S. Home Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

      Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, those reports and documents will be deemed to be part of this prospectus from the time they are filed. If anything in a report or document we file after the date of this prospectus changes anything we have said in this prospectus or in a document incorporated in it, this prospectus will be deemed to be changed by that subsequently filed report or document beginning on the date the report or document is filed.

      We will provide to each person to whom a copy of this prospectus is delivered a copy of any document that has been incorporated by reference in it, but which is not delivered with this prospectus. We will provide this information at no cost to the requestor upon written or oral request addressed to Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172, attention: Director of Investor Relations (telephone: 305-559-4000).

                                       LENNAR


      We are one of the nation's largest homebuilders and a provider of residential financial services. Our homebuilding operations include the sale and construction of single-family attached and detached homes, as well as the purchase, development and sale of residential land directly and through partnerships. Our financial services operations provide mortgage financing, title insurance and closing services for our homebuyers and others, package and resell residential mortgage loans, and provide high-speed Internet access, cable television, alarm installation and home monitoring services to residents of our communities and others.


      On May 3, 2000, we acquired U.S. Home Corporation in a transaction in which U.S. Home stockholders received a total of approximately $243 million in cash and 13 million shares of our common stock, which were valued at approximately $267 million at the time of the transaction. U.S. Home and its subsidiaries contributed 39.6% of our homebuilding revenues and 40.7% of our homebuilding expenses during the approximately seven months between the time we acquired them and the end of our fiscal year on November 30, 2000. U.S. Home and its subsidiaries contributed 31.2% of our homebuilding revenues and 31.9% of our homebuilding expenses for the entire fiscal year.


      Our strategy has included:

      - acquiring land at what we believe to be favorable prices through our own efforts and in partnerships;

      - focusing our homebuilding activities on the fastest growing home markets;

      - using our financial services subsidiaries to generate additional earnings; and

      -     emphasizing customer care and satisfaction.


      Our strategy has also included acquiring companies or interests in them, businesses or assets as a way of expanding our homebuilding and financial services activities. Often we use our securities to pay all or part of the acquisition price. During the past four years we have acquired, wholly or partly by issuing shares of our stock, two significant publicly-traded homebuilding companies (U.S. Home Corporation and Pacific Greystone Corporation) and several privately-owned companies that were engaged in homebuilding or that owned properties suitable for residential development. We also frequently acquire properties, or companies that own properties, for cash, and we have acquired for cash several companies that render financial services for homebuyers.


      We are a Delaware corporation, with our principal executive offices at 700 N.W. 107th Avenue, Miami, Florida 33172. Our main telephone number at those offices is (305) 559-4000.

                                 USE OF PROCEEDS

      This prospectus relates to our securities that we may issue from time to time in connection with acquisitions by us of companies or interests in them, businesses or assets. We do not expect to receive any cash proceeds from the issuance of these securities. While we are continuously involved in discussions about possible acquisitions, the only transaction we are discussing which currently appears probable would involve our payment of approximately $10 million, which would consist partly of cash and partly of shares of our common stock.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                       SIX MONTHS ENDED   YEARS ENDED NOVEMBER 30,
                                       ----------------   ------------------------
                                        MAY 31,  MAY31,
                                         2001    2000      2000  1999  1998  1997  1996
                                         ----    ----      ----  ----  ----  ----  ----

Ratio of earnings to fixed
 charges(1).......................      4.0x    2.9x      3.5x  4.7x  4.7x  2.2x  2.7x

Ratio of earnings to fixed charges
 (excluding limited-purpose finance
 subsidiaries)(1).................       4.0x    2.9x      3.6x  4.8x  4.9x  2.3x  2.9x

(1) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before income taxes plus "fixed charges" and certain other adjustments. "Fixed charges" consist of interest incurred on all indebtedness related to continuing operations (including amortization of original issue discount) and the implied interest component of our rent obligations. The implied interest component of rent obligations for years prior to 1998 was not material.

      There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges.

                              PLAN OF DISTRIBUTION

ISSUANCES BY US

      This prospectus relates to securities that we may issue from time to time in connection with acquisitions of companies or interests in them, businesses or assets which are valued in connection with the acquisitions at not more than $400,000,000. In connection with these acquisitions we may issue shares of our common stock, preferred stock (which we may issue in one or more series), participating preferred stock, depositary shares representing shares of preferred stock, debt securities (which we may issue in one or more series and which may or may not be guaranteed by some or all of our subsidiaries, other than our subsidiaries which are mortgage or title reinsurance companies) or warrants entitling the holder to purchase common stock, preferred stock, participating preferred stock, depositary shares or debt securities, or we may issue combinations of these securities. We also may make acquisitions partly for securities and partly for cash.

      The amount and type of consideration that we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or controlling persons of the companies, businesses or assets we will be acquiring. In the course of these negotiations, we will consider all factors we think are relevant for the value to us of what we are acquiring and the value of the securities we are issuing.

      We expect that any shares of our common stock that we issue to the owners of companies, businesses or assets that we acquire will be valued at a price reasonably related to the current market value of our common stock either at the time an agreement is reached or when we deliver the shares.

      Other types of securities will be valued on the basis of applicable factors, which may include our credit rating, prevailing interest rates and the extent to which the securities can be converted into our common stock or otherwise may reflect our equity value.

      We will normally pay the expenses of issuing securities to which this prospectus relates. We will not pay underwriting discounts, and we probably will not pay commissions when we issue securities in connection with acquisitions. However, we may pay financial advisory or other fees in connection with acquisitions. Also, if transactions involve exchange offers, we may pay dealer manager fees or other fees in connection with the exchange offers. In some instances, persons to whom we pay fees in connection with transactions in which we issue our securities may be deemed to be underwriters for purposes of the Securities Act.

RESALES BY PERSONS TO WHOM WE ISSUE SECURITIES

      Persons to whom we issue securities in connection with acquisitions may resell those securities on any securities exchanges on which the securities are listed (and in particular, if the securities are our common stock, they may sell the common stock on the New York Stock Exchange), in other markets where the securities are traded or in negotiated transactions. They will sell the securities at prices which are current when the sales take place or at other prices to which they agree. Selling security holders may pay brokerage commissions in connection with sales of securities to which this prospectus relates. Some sales may involve securities in which the holders have granted security interests and which are being sold because of foreclosure of those security interests.

      Normally, a person who receives securities we issue under this prospectus will be free to sell them at any time, unless the agreement under which securities are issued limits when, or in what quantities, securities may be sold. However, if an acquisition will be material to us, a person who controlled the acquired company will not be able to resell the securities we issue in the acquisition until we have included in an amendment to the registration statement of which this prospectus is a part, or in a document incorporated into this prospectus, financial statements of the acquired company and pro forma financial statements that provide information about us and our subsidiaries, giving pro forma effect to the acquisition. Financial statements of the acquired company, and pro forma financial statements, will be required if (i) our investment in the acquired company is more than 20% of our consolidated total assets at the end of our most recent fiscal year, (ii) the acquired company's total assets are more than 20% of our consolidated total assets at the end of our most recent fiscal year or (iii) the acquired company's pre-tax income from continuing operations for its most recent fiscal year exceeded 20% of our consolidated pre-tax income from continuing operations for our most recent fiscal year.

      If a shareholder of an acquired company becomes an affiliate of us as a result of the acquisition, that person will be subject to the same restrictions on sales of securities acquired in the acquisition that apply to sales of securities by our other affiliates (normally, that sales are subject to the volume limits and other requirements of Rule 144 under the Securities Act, unless particular sales are registered under that Act).

                         DESCRIPTION OF DEBT SECURITIES

      We will issue the debt securities under an indenture dated as of December 31, 1997 with Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as trustee, which we may supplement from time to time. The following paragraphs describe the provisions of the indenture. We have filed the indenture as an exhibit to our Registration Statement, File No. 333-73311 and you may inspect it as described under "Information We File" on page 12 or at the office of the trustee.


GENERAL

      The debt securities will be direct obligations of our company and may be either senior debt securities or subordinated debt securities. Some of our direct or indirect subsidiaries may guaranty our obligations with regard to debt securities we issue under this prospectus. In addition, debt securities may be secured by shares of some of our subsidiaries. The indenture does not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular series of debt securities. Each prospectus supplement will describe:

      - the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

      - any limit upon the aggregate principal amount of a series of debt securities which we may issue;

      - the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

      - the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

      - the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

      - whether our obligations with regard to the debt securities are guaranteed by some or all of our subsidiaries;

      - whether our obligations with regard to the debt securities are secured by shares of some or all of our subsidiaries;

      - the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

      - any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

      - the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any contingent conversion provisions;

      - any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

      - any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

      - the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

      - any special or modified events of default or covenants with respect to the debt securities; and

      -     any other material terms of the debt securities.

      The indenture does not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities may contain provisions of that type.

      We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or at a premium.

      If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

FORM OF DEBT SECURITIES

      We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

      We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.


EVENTS OF DEFAULT AND REMEDIES

      An event of default with respect to each series of debt securities will include:

      - our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

      - our default for 30 days or a period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

      - our default for 60 days after notice in the observance or performance of any other covenants in the indenture; and

      - certain events involving our bankruptcy, insolvency or reorganization.

Supplemental indentures relating to particular series of debt securities may include other events of default.

      The indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.

      The indenture provides that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the series of debt securities then outstanding may declare the principal of and accrued interest, if any, on all the debt securities of that series to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the series of debt securities then outstanding.

      The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

      A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.


MODIFICATION OF THE INDENTURE

      We and the trustee may:

      - without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities;

      - with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the indenture, modify the indenture or the rights of the holders of the debt securities generally; and

      - with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

      However, we may not:

      - extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any of our other securities, without the consent of each holder of debt securities who will be affected; or

      - reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.


MERGERS AND OTHER TRANSACTIONS

      We may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture, and (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing.


CONCERNING THE TRUSTEE

      Bank One Trust Company, N.A., the trustee under the indenture, provides, and may continue to provide, loans and banking services to us in the ordinary course of its business.


GOVERNING LAW

      The indenture, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of New York State.


                             DESCRIPTION OF WARRANTS

      Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

      - the securities which may be purchased by exercising the warrants (which may be common stock, preferred shares, participating preferred shares, debt securities, depositary shares or units consisting of two or more of those types of securities);

      - the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

      -     the period during which the warrants may be exercised;

      - any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

      - the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

      -     any other material terms of the warrants.


                DESCRIPTION OF COMMON STOCK AND PREFERRED SHARES

      Our authorized capital stock consists of 100,000,000 shares of common stock, $0.10 par value, 30,000,000 shares of class B common stock, $0.10 par value, 100,000,000 shares of participating preferred stock, $0.10 par value, and 500,000 shares of preferred stock, $10.00 par value. At May 31, 2001, 54,018,069 shares of our common stock, 9,772,812 shares of our class B common stock and no shares of participating preferred stock or preferred stock were outstanding.


PREFERRED STOCK

      We may issue preferred stock in series with any rights and preferences which may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each series of preferred stock. Each prospectus supplement will describe, as to the preferred stock to which it relates:

      -     the title of the series;

      - any limit upon the number of shares of the series which may be issued;

      - the preference, if any, to which holders of the series will be entitled upon our liquidation;

      - the date or dates on which we will be required or permitted to redeem shares of the series;

      - the terms, if any, on which we or holders of the series will have the option to cause shares of the series to be redeemed;

      -     the voting rights of the holders of the preferred stock;

      - the dividends, if any, which will be payable with regard to the series (which may be fixed dividends or participating dividends and may be cumulative or non-cumulative);

      - the right, if any, of holders of the series to convert them into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

      - any provisions by which we will be required or permitted to make payments to a sinking fund which will be used to redeem shares of the series or a purchase fund which will be used to purchase shares of the series; and

      -     any other material terms of the series.

      Holders of shares of preferred stock will not have preemptive rights.


COMMON STOCK

      All the outstanding shares of our common stock are fully paid and nonassessable and are entitled to participate equally and ratably in dividends and in distributions available for the common stock on liquidation. Each share is entitled to one vote for the election of directors and upon all other matters on which the common stockholders vote. Holders of common stock are not entitled to cumulative votes in the election of our directors.

      The transfer agent and registrar for the common stock is EquiServe Trust Company, a wholly-owned subsidiary of EquiServe Limited Partnership of Canton, Massachusetts.


CLASS B COMMON STOCK

      Our class B common stock is identical in every respect with our common stock, except that (a) each share of class B common stock is entitled to ten votes on each matter submitted to the vote of the common stockholders, while each share of common stock is entitled to only one vote, (b) the cash dividends, if any, paid with regard to a share of the class B common stock in a year cannot be more than 90% of the cash dividends, if any, paid with regard to a share of the common stock in that year, (c) a holder cannot transfer class B common stock, except to a limited group of Permitted Transferees (primarily close relatives of the class B stockholder, fiduciaries for the class B stockholder or for close relatives, and entities of which the class B stockholder or close relatives are majority owners), (d) each share of class B common stock may at any time be converted into one share of common stock, but common stock may not be converted into class B common stock, (e) amendments to provisions of our Certificate of Incorporation relating to the common stock or the class B common stock require the approval of a majority of the shares of common stock which are voted with regard to them (as well as approval of a majority in voting power of all the outstanding common stock and class B common stock combined), and (f) under Delaware law, certain matters affecting the rights of holders of class B common stock may require approval of the holders of the class B common stock voting as a separate class.

      At May 31, 2001, Leonard Miller, our Chairman, owned, through a family partnership, class B common stock which would be entitled to approximately 64% of the combined votes which could be cast by the holders of the common stock and the class B common stock. That gives Mr. Miller the power to elect all our directors and to approve most matters that are presented to our stockholders, even if no other stockholders vote in favor of them. Mr. Miller has no current intention to convert a significant number of shares of class B common stock into common stock, or to sell any common stock, although, unless otherwise stated in a particular prospectus supplement, he would be free to do so at any time.

      The existence of class B common stock, which has substantially greater voting rights than the common stock, probably would discourage non-negotiated tender offers and other types of non-negotiated takeovers, if any were contemplated. Mr. Miller's ownership might discourage someone from making a significant equity investment in us, even if we needed the investment to meet our obligations and to operate our business. Mr. Miller's ownership of class B common stock would make it impossible for anyone to acquire voting control of us as long as the total outstanding class B common stock is at least 10% of the combined common stock of both classes and we have no other class of stock which votes in the election of directors (if at any time the outstanding shares of class B common stock are less than 10% of the outstanding shares of both classes of common stock taken together, the class B common stock will automatically be converted into common stock).


                  DESCRIPTION OF PARTICIPATING PREFERRED STOCK

      Our participating preferred stock is identical with the common stock in every way, except that (a) no dividends may be paid with regard to the common stock in a calendar year until the holders of the participating preferred stock have received a total of $.0125 per share, then no dividends may be paid in that year with regard to the participating preferred stock until the holders of the common stock have received dividends totaling $.0125 per share, and then any additional dividends in the year will be paid on an equal per share basis to the holders of the participating preferred stock and of the common stock, (b) if we are liquidated, none of our assets may be distributed to the holders of the common stock until the holders of the participating preferred stock have received assets totaling $10 per share, then no assets may be distributed to the holders of the participating preferred stock until the holders of the common stock have received assets totaling $10 per share, and then any further liquidating distributions will be made on an equal per share basis to the holders of the participating preferred stock and of the common stock, and (c) holders of participating preferred stock will vote separately on corporate actions which would change the participating preferred stock or would cause the holders of the participating preferred stock to receive consideration in a merger or similar transaction which is different from the consideration received by the holders of the common stock.


                        DESCRIPTION OF DEPOSITARY SHARES

      We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

      While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

      DIVIDENDS AND OTHER DISTRIBUTIONS. Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

      WITHDRAWAL OF PREFERRED STOCK. A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

      REDEMPTION OF DEPOSITARY SHARES. Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

      VOTING. Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

      LIQUIDATION PREFERENCE. Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of preferred stock which is represented by the depositary share.

      CONVERSION. If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares of preferred stock to which the depositary shares relate could at the time be converted.

      AMENDMENT AND TERMINATION OF A DEPOSIT AGREEMENT. We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

      - all outstanding depositary shares to which it relates have been redeemed or converted or

      - the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

      MISCELLANEOUS. There will be provisions (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct) and (v) indemnifying the depositary against certain possible liabilities.


                                  LEGAL MATTERS

      Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, will pass upon the validity of any securities we offer by this prospectus.


                                     EXPERTS

      The financial statements as of November 30, 2000 and 1999, and for each of the three years in the period ended November 30, 2000, and the related financial statement schedule incorporated by reference into this prospectus and the registration statement of which it is a part have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing in and incorporated by reference in our Annual Report on Form 10-K for the year ended November 30, 2000, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements and schedules of U.S. Home Corporation incorporated by reference in this prospectus and the registration statement of which it is a part from U.S. Home's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in reliance upon the authority of said firm as experts in giving said reports.

                               INFORMATION WE FILE

      We file annual, quarterly and current reports, proxy statements and other materials with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the SEC. The address of that site is http://www.sec.gov. Reports, proxy statements and other information we file also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

            PART  II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      As permitted by Section 145 of the General Corporation Law of Delaware, our Certificate of Incorporation provides that an officer, director, employee or agent of our company is entitled to be indemnified for the expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of any action, suit or proceeding brought against him by virtue of his acting as such officer, director, employee or agent, provided he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that in any action or suit by or in the right of our company that person shall be indemnified only for the expenses actually and reasonably incurred by him and, if that person shall have been adjudged to be liable for negligence or misconduct, he shall not be indemnified unless and only to the extent that a court of appropriate jurisdiction shall determine that such indemnification is fair and reasonable.


ITEM 21. EXHIBITS.

      3.1 The Company's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(a) of the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998, dated March 1, 1999), as amended by the Certificate of Amendment to Certificate of Incorporation, dated April 9, 1999 (incorporated by reference to Exhibit 3(a) of the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1999, file number 1-11749, dated February 28, 2000).

      3.2 By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K, file number 1-06643, dated November 17, 1997).

      4.1 Form of Indenture, dated as of December 31, 1997, between the Company and Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago, (incorporated by reference to the Company's Registration Statement on Form S-3, file number 333-45527, dated February 3, 1998).

      5.1   Opinion of Clifford Chance Rogers & Wells LLP (previously filed).

      12.1 Statements of computation of ratios of earnings to fixed charges (previously filed).

      23.1 Consent of Clifford Chance Rogers & Wells LLP (contained in Exhibit 5.1).

      23.2  Consent of Deloitte & Touche LLP (previously filed).

      23.3  Consent of Arthur Andersen LLP (previously filed).

      24.1  Power of Attorney (included with the signature pages).

      25.1 Statement of Eligibility and Qualification on Form T-1 of Trustee under the Indenture. Incorporated by reference to Registration Statement File No. 333-45527.

ITEM 22. UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (5) That, (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

      (7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      (8) That every prospectus: (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes if determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (9) To supply means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective, except to the extent the staff of the Securities and Exchange Commission has stated it is not necessary that the information be supplied by means of a post-effective amendment.

      (10) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions of our Certificate of Incorporation, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Miami-Dade, State of Florida on October 8, 2001.


                                          LENNAR CORPORATION




                                          By:       /s/ Stuart A. Miller
                                             ----------------------------
                                              Name:     Stuart A. Miller
                                              Title:    President and Chief
                                                        Executive Officer


      The following direct and indirect subsidiaries of registrant may guarantee the debt securities and are co-registrants under this registration statement.


NAME OF CO-REGISTRANT
---------------------

BCDC Corp.
Boca Greens, Inc.
Boca Isles South Club, Inc.
Bramalea California Properties, Inc.
Bramalea California Realty, Inc.
Bramalea California, Inc.
Canterbury Corporation
Clodine-Bellaire LP, Inc.
Club Pembroke Isles, Inc.
Countryplace Golf Course, Inc.
DCA NJ Realty, Inc.
DCA of Lake Worth, Inc.
DCA of New Jersey, Inc.
E.M.J.V. Corp.
Greystone Construction, Inc.
Greystone Homes of Nevada, Inc.
Greystone Homes, Inc.
Harris County LP, Inc.
Homecraft Corporation
Imperial Homes Corporation
Inactive Corporations, Inc.
Kings Ridge Golf Corporation
Kings Ridge Recreation Corporation
Kings Wood Development Corporation
Lennar Acquisition Corp. II
Lennar Communities Development, Inc.
Lennar Communities, Inc.
Lennar Construction, Inc.
Lennar Financial Services, Inc.
Lennar Homes of Arizona, Inc.
Lennar Homes of California, Inc.
Lennar Homes, Inc.
Lennar La Paz Limited, Inc.
Lennar La Paz, Inc.

NAME OF CO-REGISTRANT
---------------------


Lennar Land Partners Sub II, Inc.
Lennar Land Partners Sub, Inc.
Lennar Management, Inc.
Lennar Nevada, Inc.
Lennar Northland I, Inc.
Lennar Northland II, Inc.
Lennar Northland III, Inc.
Lennar Northland IV, Inc.
Lennar Northland V, Inc.
Lennar Northland VI, Inc.
Lennar Realty, Inc.
Lennar Renaissance, Inc.
Lennar Sacramento, Inc.
Lennar Sales Corp.
Lennar San Jose Holdings, Inc.
Lennar Southland I, Inc.
Lennar Southland II, Inc.
Lennar Southland III, Inc.
Lennar Southwest Holding Corp.
Lennar Texas Holding Company
Lennar.Com, Inc.
Long Point Development Corporation
Lucerne Merged Condominiums, Inc.
Lundgren Bros. Construction, Inc.
M.A.P. Builders, Inc.
Marlborough Development Corporation
Mid-County Utilities, Inc.
Midland Housing Industries Corp.
Midland Investment Corporation
Mission Viejo 12S Venture, LP
Mission Viejo Holdings, Inc.
North American Title Group, Inc.
Oceanpointe Development Corporation
Orrin Thompson Construction Company
Orrin Thompson Homes Corp.
Paparone Construction Co.
Prairie Lake Corporation
REGTC, Inc.
Rivenhome Corporation
Riviera Land Corp.
Rutenberg Homes of Texas, Inc.
Rutenberg Homes, Inc. (FL)
Savell Gulley Development Corporation
Silver Lakes-Gateway Clubhouse, Inc.
SLTC, Inc.
Stoney Corporation
Strategic Holdings, Inc.
Strategic Technologies Communications of California, Inc.
Strategic Technologies, Inc.
Summerway Investment Corp.
U.S. Home Corporation
U.S. Home of Arizona Construction Co.
U.S. Home of Colorado Real Estate, Inc.

NAME OF CO-REGISTRANT
---------------------

U.S. Home Realty Corporation
U.S.H. Realty, Inc. (MD)
U.S. Home Realty, Inc. (TX)
U.S.H. Corporation of New York
U.S.H. Los Prados, Inc.
Universal Title Insurors, Inc.
USH (West Lake), Inc.
USH Acquisition Corp.
USH Equity Corporation
USH Holding, Inc.
USH Millennium Ventures Corp.
USH Woodbridge, Inc.
USH/MJR, Inc.
Westchase, Inc.
Weststone Corporation
**Greystone Nevada, LLC
**Lennar Oceanside, LLC
**Lennar Pacific Properties, Inc.
**Lennar Pacific, Inc.
**Lennar Pacific, L.P.
**Rancho Summit, LLC
*Lennar Homes of Texas Land and Construction, Ltd.
*Lennar Homes of Texas Sales and Marketing, Ltd.


                                                as Guarantors
                                                By:    /s/ David B. McCain
                                                       ---------------------
                                                Name:  David B. McCain
                                                Title: Vice President


*      Executed by Lennar Texas Holding Company, as General Partner.
**     Executed by Authorized Agent.

                                  POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart A. Miller, Bruce Gross, David B. McCain and Diane J. Bessette his or her true and lawful attorney-in-fact and agent, with full powers of substitution to sign for him or her and in his or her name any or all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached and to file those amendments and all exhibits to them and other documents to be filed in connection with them with the Securities and Exchange Commission.


      Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on the date indicated.


ON BEHALF OF LENNAR CORPORATION:


SIGNATURE                                 TITLE(S)                                 DATE
---------                                 --------                                 ----

*                                  Chief Executive Officer,                      October 8, 2001
------------------------------     President and Director
Stuart A. Miller                   (Principal Executive Officer)


*                                  Vice President and Chief Financial Officer    October 8, 2001
------------------------------     (Principal Financial Officer)
Bruce Gross

*                                  Vice President and Controller                 October 8, 2001
------------------------------     (Principal Accounting Officer)
Diane J. Bessette

*                                  Chairman of the Board of Directors            October 8, 2001
------------------------------
Leonard Miller

*                                  Director                                      October 8, 2001
------------------------------
Irving Bolotin

*                                  Director                                      October 8, 2001
------------------------------
Steven L. Gerard

*                                  Director                                      October 8, 2001
------------------------------
Jonathan M. Jaffe

*                                  Director                                      October 8, 2001
------------------------------
R. Kirk Landon

*                                  Director                                      October 8, 2001
------------------------------
Sidney Lapidus

*                                  Director                                      October 8, 2001
------------------------------
Herve Ripault

*                                  Director                                      October 8, 2001
------------------------------
Arnold P. Rosen

SIGNATURE                                 TITLE(S)                                 DATE
---------                                 --------                                 ----

                                   Director
------------------------------
Donna Shalala

*                                  Director                                      October 8, 2001
=-----------------------------
Steven J. Saiontz

*                                  Vice-Chairman of the Board of Directors       October 8, 2001
------------------------------
Robert J. Strudler


ON BEHALF OF THE FOLLOWING LISTED CO-REGISTRANTS:

NAME OF CO-REGISTRANT
---------------------

BCDC Corp.
Boca Greens, Inc.
Boca Isles South Club, Inc.
Bramalea California, Inc.
Bramalea California Properties, Inc.
Bramalea California Realty, Inc.
Clodine-Bellaire LP, Inc.
Club Pembroke Isles, Inc.
DCA NJ Realty, Inc.
DCA of Lake Worth, Inc.
DCA of New Jersey, Inc.
Harris County LP, Inc.
Inactive Corporations, Inc.
Kings Ridge Golf Corporation
Kings Ridge Recreation Corporation
Kings Wood Development Corporation
Lennar Acquisition Corp. II
Lennar Communities, Inc.
Lennar Communities Development, Inc.
Lennar Construction, Inc.
Lennar Homes, Inc.

NAME OF CO-REGISTRANT
---------------------

Lennar Homes of Arizona, Inc.
Lennar Homes of California, Inc.
Lennar La Paz Limited, Inc.
Lennar La Paz, Inc.
Lennar Land Partners Sub, Inc.
Lennar Land Partners Sub II, Inc.
Lennar Management, Inc.
Lennar Nevada, Inc.
Lennar Northland I, Inc.
Lennar Northland II, Inc.
Lennar Northland III, Inc.
Lennar Northland IV, Inc.
Lennar Northland V, Inc.
Lennar Northland VI, Inc.
Lennar Realty, Inc.
Lennar Renaissance, Inc.
Lennar Sacramento, Inc.
Lennar San Jose Holdings, Inc.
Lennar Southland I, Inc.
Lennar Southland II, Inc.
Lennar Southland III, Inc.
Lennar Southwest Holding Corp.
Lennar Texas Holding Company
Lennar.Com, Inc.
Long Point Development Corporation
Lucerne Merged Condominiums, Inc.
M.A.P. Builders, Inc.
Marlborough Development Corporation
Midland Housing Industries Corp.
Midland Investment Corporation
Mission Viejo Holdings, Inc.
Riviera Land Corp.
Savell Gulley Development Corporation
Silver Lakes-Gateway Clubhouse, Inc.
Strategic Holdings, Inc.
Strategic Technologies Communications of California, Inc.
Strategic Technologies, Inc.
Westchase, Inc.

SIGNATURE                                               TITLE(S)                           DATE
---------                                               --------                           ----
*                                        Chief Executive Officer, President        October 8, 2001
------------------------------------       and Director
Stuart A. Miller                           (Principal Executive Officer)


*                                        Chief Financial Officer and Director      October 8, 2001
------------------------------------       (Principal Financial Officer)
Bruce Gross

*                                        Controller and Director                   October 8, 2001
------------------------------------       (Principal Accounting Officer)
Diane J. Bessette

*                                        Chairman of the Board of Directors        October 8, 2001
------------------------------------
Leonard Miller

*                                        Director                                  October 8, 2001
------------------------------------
Allan J. Pekor


ON BEHALF OF THE FOLLOWING LISTED CO-REGISTRANTS:

NAME OF CO-REGISTRANT

Canterbury Corporation (12) (53) (54) (58)
Countryplace Golf Course, Inc. (53) (54) (57) (58)
E.M.J.V. Corp. (29) (30) (53) (54) (58)
Greystone Construction, Inc. (6) (22.1) (45)
Greystone Homes of Nevada, Inc. (5) (16) (19)
Greystone Homes, Inc. (16) (18.1) (22)
Homecraft Corporation (54) (58) (59)
Imperial Homes Corporation (53) (54) (58) (59)
Lennar Financial Services, Inc. (24) (25) (42) (48)
Lennar Pacific Properties, Inc. (5) (16) (19)
Lennar Pacific, Inc. (5) (16) (19)
Lennar Sales Corp. (5) (16) (22)
North American Title Group, Inc. (24) (43) (47)
Lundgren Bros. Construction, Inc. (8) (10) (40) (44) (63.1)
Mid-County Utilities, Inc. (1) (11) (14)
Oceanpointe Development Corporation (7) (54) (58)
Orrin Thompson Construction Company (54) (59)
Orrin Thompson Homes Corp. (54) (59)
Paparone Construction Co. (54) (59)
Prairie Lake Corporation (12) (53) (54) (58)
REGTC, Inc. (13) (24) (43) (48)
Rivenhome Corporation (9) (53) (54) (58)
Rutenberg Homes, Inc. (FL) (9) (53) (54) (58)
Rutenberg Homes of Texas, Inc. (53) (54) (59)

NAME OF CO-REGISTRANT

SLTC, Inc. (25) (34) (35) (43) (48) (62)
Stoney Corporation (2) (54) (58)
Summerway Investment Corp. (53) (58) (66)
U.S. Home Corporation (18) (43) (54.1) (61)
U.S. Home of Arizona Construction Co. (4) (54) (58)
U.S. Home of Colorado Real Estate, Inc. (54) (58) (67)
U.S. Home Realty Corporation (27) (30.1) (58)
U.S.H. Realty, Inc. (MD) (3) (53) (54) (58)
U.S. Home Realty, Inc. (TX) (54) (59)
U.S.H. Corporation of New York (30) (54) (59)
U.S.H. Los Prados, Inc. (53) (54) (56) (58)
Universal Title Insurors, Inc. (24) (33) (37) (43) (48)
USH (West Lake), Inc. (53) (54) (58) (60)
USH Acquisition Corp. (26) (53) (54) (63)
USH Equity Corporation (53) (54) (59)
USH Holding, Inc. (53) (54) (59)
USH Millennium Ventures Corp. (23) (54) (58)
USH Woodbridge, Inc. (28) (53) (54) (58)
USH/MJR, Inc. (50) (54) (58)
Weststone Corporation (2) (54) (58)


       SIGNATURE                                    TITLE(S)                           DATE
       ---------                                    --------                           ----

*                                        (1) Chief Executive Officer               October 8, 2001
----------------------------------        (Principal Executive Officer)
Philip F. Barber                          and Director


*                                        (2) Chief Executive Officer               October 8, 2001
----------------------------------        (Principal Executive Officer)
Walter Beeman

*                                        (3) Chief Executive Officer               October 8, 2001
----------------------------------        (Principal Executive Officer)
Jerrold H. Berman

*                                        (4) Chief Executive Officer               October 8, 2001
----------------------------------        (Principal Executive Officer)
Steven L. Craddock

*                                        (5) Director and Treasurer                October 8, 2001
----------------------------------        (Principal Financial Officer
Marc Chasman                               and Principal Accounting Officer)
                                          (6) Director
                                          (6.1) Director and Controller
                                          (Principal Accounting Officer)


*                                        (7) Chief Executive Officer               October 8, 2001
----------------------------------        (Principal Executive Officer)
Sam B. Crimaldi

       SIGNATURE                                    TITLE(S)                           DATE
       ---------                                    --------                           ----
*                                        (8) Vice President of Finance             October 8, 2001
----------------------------------        (Principal Financial Officer)
Laurie A. Verenocke

*                                        (9)Chief Executive Officer                October 8, 2001
----------------------------------        (Principal Executive Officer)
James E. Curry

*                                        (10) Treasurer                            October 8, 2001
----------------------------------        (Principal Accounting Officer)
Allan D. Lundgren

*                                        (11) Director                             October 8, 2001
----------------------------------
Rory Dickens

*                                        (12) Chief Executive Officer              October 8, 2001
----------------------------------        (Principal Executive Officer)
Francis J. Dolan

*                                        (13) President                            October 8, 2001
----------------------------------        (Principal Executive Officer)
J. Kent Altemus

*                                        (14) Treasurer                            October 8, 2001
----------------------------------        (Principal Financial Officer
David Markham                             and Principal Accounting Officer)


INTENTIONALLY BLANK                      (15) Reserved

*                                        (16) Director                             October 8, 2001
----------------------------------
Robert W. Garcin

INTENTIONALLY BLANK                      (17)  Reserved

*                                        (18) Chief Financial Officer (Principal   October 8, 2001
----------------------------------        Financial Officer) and Director
Bruce Gross                               (18.1) Chief Financial Officer
                                          (Principal Financial Officer and
                                          Principal Accounting Officer)


*                                        (19) President (Principal                 October 8, 2001
----------------------------------        Executive Officer) and Director
Emile Haddad

INTENTIONALLY BLANK                      (20) Reserved

INTENTIONALLY BLANK                      (21) Reserved

*                                        (22) President (Principal                 October 8, 2001
----------------------------------        Executive Officer) and Director
Jonathan M. Jaffe                        (22.1) President (Principal
                                          Executive Officer) and Director

       SIGNATURE                                    TITLE(S)                           DATE
       ---------                                    --------                           ----
*                                        (23) Chief Executive Officer              October 8, 2001
----------------------------------        (Principal Executive Officer)
Craig M. Johnson

*                                        (24) Chief Financial Officer
----------------------------------        (Principal Financial Officer and
Nancy Kaminsky                             Principal Accounting Officer) and       October 8, 2001
                                           Director
                                         (25) Director

*                                        (26) Director                             October 8, 2001
----------------------------------
Steven E. Lane

*                                        (27) Chief Executive Officer              October 8, 2001
----------------------------------        (Principal Executive Officer)
Gene E. Lanton                             and Director


*                                        (28) Chief Executive Officer              October 8, 2001
----------------------------------        (Principal Executive Officer)
Charles Lindsay

*                                        (29) President                            October 8, 2001
----------------------------------        (Principal Executive Officer)
Michael S. Lawson

*                                        (30) Treasurer                            October 8, 2001
----------------------------------        (Principal Accounting Officer)
Bill Daskarolis                          (30.1) Treasurer
                                          (Principal Financial Officer and
                                           Principal Accounting Officer)


INTENTIONALLY BLANK                      (31) Reserved

INTENTIONALLY BLANK                      (32) Reserved

*                                        (33) President and Director               October 8, 2001
----------------------------------        (Principal Executive Officer)
Beverly McReynolds

*                                        (34) Director                             October 8, 2001
----------------------------------
N.S. Moize

*                                        (35) President and Director               October 8, 2001
----------------------------------        (Principal Executive Officer)
William G. Moize

INTENTIONALLY BLANK                      (36) Reserved

*                                        (37) Director                             October 8, 2001
----------------------------------
Janice Munoz

       SIGNATURE                                    TITLE(S)                           DATE
       ---------                                    --------                           ----

INTENTIONALLY BLANK                      (38) Reserved

INTENTIONALLY BLANK                      (39) Reserved

*                                        (40) Director                             October 8, 2001
----------------------------------
James R. Neilson

INTENTIONALLY BLANK                      (41) Reserved

*                                        (42) President and Director               October 8, 2001
----------------------------------        (Principal Executive Officer)
Allan J. Pekor                           (43) Director

*                                        (44) Director                             October 8, 2001
----------------------------------
Peter Pflaum

*                                        (45) Treasurer (Principal Financial       October 8, 2001
----------------------------------        Officer and Principal Accounting
Allan Quan                                Officer)

INTENTIONALLY BLANK                      (46) Reserved

*                                        (47) President and Director               October 8, 2001
----------------------------------        (Principal Executive Officer)
Linda Reed                               (48) Director


INTENTIONALLY BLANK                      (49) Reserved

*                                        (50) Chief Executive Officer              October 8, 2001
----------------------------------        (Principal Executive Officer)
Michael T. Richardson

INTENTIONALLY BLANK                      (51) Reserved

INTENTIONALLY BLANK                      (52) Reserved

*                                        (53) Director                             October 8, 2001
----------------------------------       (54) Chief Financial Officer
Chester P. Sadowski                       (Principal Financial Officer and
                                           Principal Accounting Officer)
                                         (54.1) Controller
                                          (Principal Accounting Officer)

INTENTIONALLY BLANK                      (55)  Reserved

       SIGNATURE                                    TITLE(S)                           DATE
       ---------                                    --------                           ----
*                                        (56) Chief Executive Officer              October 8, 2001
----------------------------------        (Principal Executive Officer)
Mike De Silva

*                                        (57) Chief Executive Officer              October 8, 2001
----------------------------------        (Principal Executive Officer)
Paul Sims

*                                        (58) Director                             October 8, 2001
----------------------------------       (59) Chief Executive Officer
Richard G. Slaughter                      (Principal Executive Officer)
                                           and Director

*                                        (60) Chief Executive Officer              October 8, 2001
----------------------------------        (Principal Executive Officer)
Gregory A. Snyder

*                                        (61) Chief Executive Officer              October 8, 2001
----------------------------------        (Principal Executive Officer)
Robert J. Strudler                         and Director

*                                        (62) Chief Financial Officer              October 8, 2001
----------------------------------        and Controller (Principal Financial
E. Blake Utley                            Officer and Principal Accounting
                                          Officer)


*                                        (63) Chief Executive Officer              October 8, 2001
----------------------------------        (Principal Executive Officer)
Philip J. Walsh, III                     (63.1) Chief Executive Officer
                                           (Principal Executive Officer)
                                            and Director

INTENTIONALLY BLANK                      (64) Reserved

INTENTIONALLY BLANK                      (65) Reserved

*                                        (66) Chief Executive Officer              October 8, 2001
----------------------------------        (Principal Executive Officer)
Charles Webber, Jr.                        and Chief Financial Officer
                                          (Principal Financial Officer and
                                           Principal Accounting Officer)


*                                        (67) Chief Executive Officer              October 8, 2001
----------------------------------        (Principal Executive Officer)
Jeffrey H. Whiton

INTENTIONALLY BLANK                      (68) Reserved

ON BEHALF OF THE FOLLOWING LIMITED PARTNERSHIP CO-REGISTRANTS:

NAME OF CO-REGISTRANT                               GENERAL PARTNER OF CO-REGISTRANT
---------------------                               --------------------------------
Lennar Homes of Texas Land and Construction, Ltd.     Lennar Texas Holding Company
Lennar Homes of Texas Sales and Marketing, Ltd.       Lennar Texas Holding Company
Lennar Pacific, L.P.                                  Greystone Homes, Inc.
Mission Viejo 12S Venture, LP                         Mission Viejo Holdings, Inc.



       SIGNATURE                                    TITLE(S)                           DATE
       ---------                                    --------                           ----
*                                  Director of each of: Lennar Texas Holding      October 8, 2001
-------------------------------      Company and Mission Viejo Holdings, Inc.
Diane J. Bessette

*                                  Director of Greystone Homes, Inc.              October 8, 2001
-------------------------------
Marc Chasman

*                                  Director of Greystone Homes, Inc.              October 8, 2001
-------------------------------
Robert W. Garcin

*                                  Director of each of: Lennar Texas              October 8, 2001
-------------------------------      Holding Company and Mission
Bruce Gross                          Viejo Holdings, Inc.


*                                  Director of Greystone Homes, Inc.              October 8, 2001
-------------------------------
Jonathan M. Jaffe

*                                  Director of each of: Lennar                    October 8, 2001
-------------------------------      Texas Holding Company and
Leonard Miller                       Mission Viejo Holdings, Inc.


*                                  Director of each of: Lennar                    October 8, 2001
-------------------------------      Texas Holding Company and
Stuart A. Miller                     Mission Viejo Holdings, Inc.


*                                  Director of each of: Lennar Texas              October 8, 2001
-------------------------------      Holding Company and Mission Viejo
Allan J. Pekor                       Holdings, Inc.



*By: /s/ David B. McCain
    ---------------------------
        David B. McCain,
        as Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER  EXHIBIT
3.1      The Company's Amended and Restated Certificate of Incorporation
         (incorporated by reference to Exhibit 3(a) of the Company's Annual
         Report on Form 10-K for the fiscal year ended November 30, 1998, dated
         March 1, 1999), as amended by the Certificate of Amendment to Certificate of Incorporation, dated April 9, 1999 (incorporated by reference to Exhibit 3(a) of the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1999, file number 1-11749, dated
         February 28, 2000).

3.2 By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K, file number 1-06643, dated
         November 17, 1997).

4.1 Form of Indenture, dated as of December 31, 1997, between the Company and Bank One Trust Company, N.A., as successor in interest to The First
         National Bank of Chicago, (incorporated by reference to the Company's
         Registration Statement on Form S-3, file number 333-45527, dated
         February 3, 1998).

5.1      Opinion of Clifford Chance Rogers & Wells LLP (previously filed).

12.1     Statements of computation of ratios of earnings to fixed charges
         (previously filed).

23.1     Consent of Clifford Chance Rogers & Wells LLP (contained in Exhibit
         5.1).

23.2     Consent of Deloitte & Touche LLP (previously filed).

23.3     Consent of Arthur Andersen LLP (previously filed).


24.1     Power of Attorney (included with the signature pages).

25.1 Statement of Eligibility and Qualification on Form T-1 of Trustee under the Indenture. Incorporated by reference to Registration Statement File
         No. 333-45527.